Exhibit 10.1

                                SUPPLY AGREEMENT

                                 BY AND BETWEEN

                                  UAB STILMEDA

                                       AND

                            SHAWCORE DEVELOPMENT CORP


August 17, 2009

                                SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT, made and entered into this 17 day of August 2009. by and between SHAWCORE DEVELOPMENT CORP, a corporation having its principal place of business and office at, 329 Manchester Rd. Deepcar, Shefield, England S36 2RB, hereinafter referred to as "Select," and UAB STILMEDA, a.s., and having its principal place of business at Vilniaus raj, Nemezio senuinija, Didziasalio km, Vilnius, Lietuva , hereinafter referred to as "Supplier."

     WHEREAS, Select is a user of the wood lumber goods hereinafter described and desires to establish a formal relationship for the purchase from Supplier of such goods; and

     WHEREAS, Supplier is a import/exporter and supplier of such goods and is willing to provide and sell them to Select, all upon the terms and conditions hereinafter stated.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties hereby agree as follows:
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DEFINITIONS

The following terms, word and phrases, shall have the following meanings:

1. "Products" shall mean wood lumber suited for building homes as supplied by Supplier according to Exhibit A.

2. "Improvements" shall mean modifications and/or enhancements to the products owned by Select, developed by either party during the term of this Agreement.

SUPPLY AND PURCHASE

1 During the initial term of this Agreement, Select agrees to purchase from Supplier, and Supplier agrees to supply to Select, at the prices determined in accordance herewith, and subject to the terms and conditions hereinafter set forth in this agreement.

2. Supplier agrees that all Lumber "Products" as specified in Exhibit A, shall be delivered exclusively to Select. Inquiries that Supplier receives relative to Lumber as specified in Exhibit A, shall be directed to Select.

ORDERS, DELIVERY AND MODIFICATION OF PRODUCTS

1. Purchase Orders. Select shall submit purchase orders for the Products 95 days prior to the requested delivery date. The delivery date will be the date the order is expected to arrive at the German seaport. Supplier shall confirm within one (1) week the purchase orders and delivery dates in writing. All purchase orders shall be in accordance with the terms and conditions of this Agreement and at the prices established herein.

2. Delivery of Products. Supplier shall deliver the Products within the times specified on the individual purchase orders, in the quantities specified on the individual purchase orders and at the prices specified herein, all in accordance with Select's instructions and specifications. Select reserves the right to

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adjust the mix of the specifications on purchase orders up to 60 days prior to the scheduled ship date.

3. Packing and shipping is the suppliers responsibility and shall be done in accordance to specifications of the suppliers request as per order.

QUALITY OF PRODUCTS

1. The quality of all Products delivered by Supplier shall be in accordance with the Master Specifications (Exhibit IV) and meet any and all applicable laws and regulations promulgated by any European union, federal, state, local or municipal governmental authority or agency, including, but not limited to, public safety, health and environmental standards, to be clearly defined by Select from time to time.

PRICES AND PAYMENT

1. Prices and Adjustments. The initial prices to be paid by Select for the Products purchased hereunder shall be the prices set forth in Exhibit II attached hereto. In addition to any changes to such prices pursuant to Paragraph
3.3 hereof, such prices may be subject to annual adjustments as agreed to by the parties hereto in writing. Such adjusted prices shall be substituted for the prices then set forth in Exhibit II, and a new Exhibit II, as so modified, shall be attached to this Agreement.

2. Payment Terms. Payment for delivered Products shall be made via a wire transfer by Select in United States Dollars thirty (30) days from the date of the Bill of Lading for Products ordered and delivered. From time to time Select may wish to pay for delivered Products prior to sea shipment at a discounted price as set forth in Exhibit II.

TAXES

1. Except as otherwise provided in this Agreement, Supplier shall be responsible for and shall pay any and all (a) export duties, (b) gross receipt, income and pre-sale taxes and (c) other charges which relate to the production, delivery and sale of the Products, as such are now or may hereafter be imposed under or

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by any governmental authority or agency. Supplier shall not be responsible and shall not pay any taxes or charges as outlined in above levied after delivery to Select.

ACCEPTANCE AND WARRANTY

1. Acceptance of Products. Select shall conduct any acceptance tests at the time the Products are being prepared for shipment to Select's customers at its principal place of business Sheiffield, England, not later than one (1) year from the date of receipt. Any Products not rejected by Select by written notice to Supplier within such period shall be deemed accepted. Any Products rejected by Select shall be reported in accordance with the Claim Procedure (Exhibit
III).

WARRANTY

1. Supplied warrants to Select for a period of twelve (12) months from the date of delivery of the Products to Select in accordance with Section 3.2 of this Agreement that all Products sold hereunder shall (i) be free from any defects in design (if such design was created by Supplier), material or workmanship and be of good and merchantable quality, (ii) conform to Select's specifications or any sample or prototype approved by Select and(iii) comply and have been produced, processed and delivered in conformity with Article 4 herein.

2. Supplier warrants that all Products to be delivered hereunder and all property to be returned to Select shall be free and clear of any and all liens and encumbrances whatsoever.

3. The foregoing warranties shall survive inspection of, delivery of and payment for the Products and shall run in favor of Select and its customers. If Supplier breaches any of the foregoing warranties during the twelve-month period, or if Supplier fails to perform or comply with any provision of this Agreement, Supplier shall be liable to Select for any and all costs, expenses (including reasonable attorneys' fees, court costs and litigation expenses) and damages arising there from.

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QUANTITY OBLIGATIONS.

1. Select undertakes to purchase annually minimum volumes as indicated in
Exhibit I of this Agreement.

2. Supplier undertakes to produce annually minimum volumes as indicated in
Exhibit 1 of this Agreement.

PROPRIETARY RIGHTS

1. The Supplier undertakes to continuously develop an activity of research concerning the quality improvements of the Products taking into consideration the market requirements and the economical production. The development costs are to be borne by the Supplier.

2. The Supplier undertakes to develop the product according to special request of Select. Such improvements are made for consideration on basis of mutual written agreements of the parties. The costs of these development activities are to be borne as agreed upon in writing by both parties prior to the actual development activities.

COFIDENTIALITY

1. Each party agrees that all information disclosed to it or any of its affiliates by the other, whether verbally or in writing, shall be presumed to be proprietary and confidential to such party, unless otherwise stated in writing. Each party shall prevent the disclosure of any such proprietary information to any third person or party by maintaining such proprietary information in strictest confidence absent service of compulsory process. Each party shall not during the term of this Agreement or thereafter, use any such proprietary information for any purpose other than as specifically set forth in this Agreement.

COMPETITIVE ACTIVITIES

1. During the term of this Agreement, Supplier will not(a) participate in the management or operations of any enterprise engaged in any activities in competition with the business of Select, or (b) cause or permit any enterprise in which Supplier participates or invests to engage in any such activities.

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TERM AND TERMINATION

1. Term of Agreement. This Agreement shall take effect as of the date hereof and shall continue in full force and effect for a period of three (4) years and thereafter shall be automatically renewed for successive terms of one (1) year each, unless either party provides written notice to the other party at least ninety (90) days prior to the expiration of the initial term or any renewal term of its desire not to renew this Agreement upon the expiration of the relevant term.

1.2. This Agreement may be terminated at any time upon the mutual written consent of the parties hereto;

1.3. Either party hereto may terminate this Agreement by giving notice in writing to the other party in the event that the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty
(30) days of receipt of written notice thereof from the first party specifying the nature of the breach; or

1.4. Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, if (1) the other party shall at any time
(i) file or have filed against it a petition of any type as to its bankruptcy,(ii) be adjudged bankrupt or insolvent, (iii) make an assignment for the benefit of its creditors or (iv) go into liquidation or receivership; (2) a trustee, receiver or other equivalent officer is appointed for the other party by any court or governmental authority or any third party to administer or liquidate, who is not dismissed within sixty (60) days of the date of appointment.

1.5. This Agreement may be terminated by Select or Supplier with minimum 65 days written notice if either party discontinues using the Products in its business.

GOVERNING LAW

1. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of Nevada.

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GENERAL TERMS AND CONDITIONS

1. Relationship. This Agreement does not make either party hereto the employee, agent or legal representative of the other party for any purpose whatsoever. Neither party hereto is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party hereto shall act as an independent contractor.

1.2. Notices. All notices permitted or required to be given hereunder shall be delivered personally or sent by telecopy or registered or certified air mail, postage prepaid, return receipt requested, addressed to the addresses of the parties hereto as set forth above or to such other as the parties may designate by like notice from time to time.
Notices so given shall be effective (a) upon the date of personal delivery, (b) if sent by telecopy, concurrently with the transmission thereof if the sender's machine produces a transmission report without notice of a communication fault,
(c) on the third (3rd) business day following the date on which such notice is mailed by registered or certified air mail.

1.3. Entire Agreement. This Agreement, including the Exhibits attached hereto and by this reference made an integral part hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all previous proposals, verbal or written, expressed or implied, and all negotiations, conversations or discussions heretofore between the parties hereto related to the subject matter of this Agreement.

1.4. Indemnification. Each party shall indemnify the other and hold it harmless from and against any and all costs including reasonable attorneys' fees, court costs and litigation expenses, losses, expenses and damages incurred by the other party in connection with any claim or cause of action brought by any third person or party against it which, in whole or in part is based upon or arises out of any breach of any of its obligations hereunder.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

SHAWCORE DEVELOPMENT CORP                         UAB STILMEDA


By /s/ G. Burkinshaw                              By /s/ V. Dambrauskas
  ---------------------------                        ---------------------------
Name:  Gary Burkinshaw                            Name: Vladas Dambrauskas
Title  President                                  Title President




                           [INTENTIONALLY LEFT BLANK]

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                                    EXHIBIT A

Wooden doors               150$ - 300$

Wooden staircase           200$ - 1000$

Wooden furniture           5$   - 5000$

Terrace boards             50$ square metre

Wooden rafters             30$  - 300$

Veneers                    Based on Product

Plywood (RTD 15/32")       12.05$/4X8 sheet



Vladas Dambrauskas
President

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